Exhibit 10.1

PHOENIX TREE HOLDINGS LIMITED

SECOND AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN

1.                                     Purposes. This Plan, through the granting of the Options, is intended to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business by offering these individuals or entities an opportunity to acquire a proprietary interest in the success of the Company, or to increase this interest by permitting them to acquire additional Shares of the Company.

2.                                     Definitions. The following definitions shall apply as used herein and in the individual Option Agreements except as defined otherwise in an individual Option Agreement. In the event a term is separately defined in an individual Option Agreement, such definition shall supersede the definition contained in this Section 2.

a)                                 “Administrator” means the Board, a sub-committee of the Board or such person or delegates approved and appointed by the Board as shall be administrating this Plan in accordance with Section 4 hereof.

b)                                 “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

c)                                  “Applicable Laws” means the applicable legal requirements relating to this Plan and the Options under applicable provisions of federal or national securities and corporate laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any jurisdiction applicable to Options granted to residents therein.

d)                                 “Assumed” means that pursuant to a Corporate Transaction either (i) an Option is expressly affirmed by the Company or (ii) the contractual obligations represented by an Option are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Option and the exercise or purchase price thereof which at least preserves the compensation element of the Option existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Option.

e)                                  “Articles” means the Fourth Amended and Restated Memorandum and Articles of Association of the Company (as amended).

f)                                   “Antfin Director” means the director appointed by Antfin (Hong Kong) Holding Limited and/or its Affiliates to serve on the Board of Directors of the Company.

g)                                  “Board” means the Board of Directors of the Company which, for the purpose of issuing Options and administrating this Plan, shall include the Majority Investor Directors, namely three (3) out of the five (5) Investor Directors.

h)                                 “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity (including without limitation, the employment agreement, confidentiality agreement and non-compete agreement); (iii) material fault caused by Grantee resulting in significant damages to the Company; or (iv) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

i)                                     “Change in Control” means a change in ownership or control of the Company effected through the following transactions: the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Directors who are not Affiliates or Associates of the offer or do not recommend such shareholders to accept.

j)                                    “CMC Director” means the director appointed by CMC (i.e. CMC Downtown Holdings Limited and/or its affiliated entities) to serve on the Board of Directors of the Company.

k)                                 “Code” means the Internal Revenue Code of 1986, as amended.

l)                                     “Company” means Phoenix Tree Holdings Limited, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands or any successor corporation that adopts this Plan in connection with a Corporate Transaction.

m)                             “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as an Employee or Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

n)                                 “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

o)                                 “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)                                     a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)                               the complete liquidation or dissolution of the Company;

(iv)                              any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)                                 acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

p)                                 “Date of Grant” means the date an Option is granted to a Grantee.

q)                                 “Director” means a member of the Board or the board of directors of any Related Entity.

r)                                    “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

s)                                   “Drag-Along Event” means a merger, sale of control, sale or exclusive license of all or substantially all of the Company’s assets or any transaction in which 50% or more of the voting power of the Company is transferred to a bona fide third party.

t)                                    “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

u)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

v)                                 “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Option Agreement.

w)                               “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)                                     If the Shares are traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Shares are traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution as reported in The Wall Street Journal or such other source as the Administrator deems reliable; and

(iii)                               In the absence of an established market for the Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be no more than 60% of the then effective applicable valuation of the Company in the nearest round of financing, which shall be determined by the Administrator in good faith. If the valuation of the Company then effective is significantly higher or lower than the calculation formula provided in the previous sentence, then the Administrator shall have the right to determine the Fair Market Value for the Shares. Notwithstanding any provisions in this Plan to the contrary, the Fair Market Value determined by the Administrator shall be final and binding.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in sub-clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Administrator, or by a liquidator if one is appointed.

x)                                 “Grantee” means an Employee, Director or Consultant who receives an Option under this Plan.

y)                                 “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

z)                                  “Investor Directors” means collectively, Joy Director, CMC Director, Kaiwu Director, Tiger Director and Antfin Director );

aa)                          “IPO” means the initial public offering of the Company or an entity organized for the purposes of effecting an initial public offering of the Company.

bb)                          “Joy Director” means the director appointed by Joy Capital (i.e., Joy Capital I, L.P. and/or its affiliated entities) to serve on the Board of Directors of the Company.

cc)                            “Kaiwu Director” means the director appointed by KIT Cube Limited and/or its affiliated entities to serve on the Board of Directors of the Company;

dd)                          “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

ee)                            “Option” means an option to purchase Shares pursuant to an Option Agreement granted under this Plan.

ff)                              “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.

gg)                            “Ordinary Share” means an ordinary share of par value US$0.00002 each, of the Company having the rights and restrictions set out in the Articles.

hh)                          “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

ii)                                  “Plan” means this Amended and Restated 2017 Stock Incentive Plan, as amended form time to time.

jj)                                “PRC” means the People’s Republic of China.

kk)                          “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

ll)                                  “Replaced” means that pursuant to a Corporate Transaction an Option is replaced with a comparable share or stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Option. The determination of an Option comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

mm)                  “SAFE” means the PRC State Administration of Foreign Exchange and its local branches.

nn)                          “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

oo)                          “Share” means an Ordinary Share of the Company.

pp)                          “Shareholders Agreement” has the meaning ascribed to it in Section 9(c) hereof.

qq)                          “Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

rr)                                “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

ss)                              “Tiger Director” means the director appointed by Internet Fund IV Pte. Ltd. and/or its affiliated entities to serve on the Board of Directors of the Company

3.                                     Shares Subject to this Plan.

a)                                    Basic Limitation. Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to Options shall not exceed 274,226,921 Shares (proportionally adjusted to reflect any share dividends, splits, combination, reclassification or similar transactions). The number of Shares that are subject to the Options outstanding under this Plan at any time shall not exceed the aggregate number of the Shares that then remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of outstanding Options granted under this Plan.

b)                                    Additional Shares. The Shares that actually have been issued under this Plan pursuant to the Options, which are forfeited, canceled or expire, shall be returned to this Plan and shall become available for future issuance under this Plan. If Options are cancelled, forfeited, terminated or repurchased by the Company, such Options shall become available for future grant under this Plan. To the extent not prohibited by Section 422(b)(1) of the Code (and the corresponding regulations thereunder), the listing requirements of any established stock exchange or national market system on which the Shares are traded and Applicable Laws, any Shares covered by the Options which are surrendered (i) in payment of the Options exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of the Options shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Options under this Plan, unless otherwise determined by the Administrator.

4.                                     Administration of this Plan.

a)                                    Plan Administrator. This Plan shall be administered by the Board.

b)                                    Powers of the Administrator. Subject to Applicable Laws, the Articles and the provisions of this Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)                                     to select the Grantees to whom the Options may be granted from time to time hereunder;

(ii)                                  to determine the number of Shares or the amount of other consideration to be covered by each grant of the Options hereunder;

(iii)                               to determine the Fair Market Value of the Shares;

(iv)                              to approve form(s) of agreement for use under this Plan;

(v)                                 to determine the terms and conditions of any Option granted hereunder, including but not limited to, the Exercise Price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Options or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)                              to implement a program where outstanding Options are surrendered or cancelled in exchange for awards of the same type or different type which may have lower Exercise Price and different terms or cash based in each case on terms and conditions determined by the Administrator in its sole discretion;

(vii)                           to approve earlier Exercise of Options granted under this Plan;

(viii)                        to prescribe, amend and rescind rules and regulations relating to this Plan;

(ix)                              to allow Grantee to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued under the Options such number of Shares having a Fair Market Value equal to the minimum amount required to be withheld;

(x)                                 to modify or amend each Option, including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is otherwise provided for in an Option Agreement or accelerate the vesting or exercisability of an Option;

(xi)                              to amend the terms of any outstanding Option granted under this Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Option shall not be made without the Grantee’s written consent;

(xii)                           to construe and interpret the terms of this Plan and the Options, including without limitation, any notice of award or Option Agreement, granted pursuant to this Plan; and

(xiii)                        to take such other action, not inconsistent with the terms of this Plan, as the Administrator deems appropriate.

c)                                     Delegation of Authority to Officer. The Chief Executive Officer of the Company (the “CEO”) is hereby authorized by the Board to exercise all the powers and rights of an Administrator listed under subsection 4(b) above other than items (vi) and (viii) in dealing with stock incentive matters under this Plan other than concerning himself or herself.

d)                                    Effect of Administrator’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

e)                                     Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as the CEO to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan, or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.                                     Eligibility. Options may be granted to Employees, Directors and Consultants. An Employee, Director or Consultant who has been granted any Options may, if otherwise eligible, be granted additional Options. Unless approved by the CEO otherwise, an Employee who is to be granted any Option shall have been working for the Company or a Related Entity for at least six (6) months in a continuous manner.

6.                                     Terms and Conditions of Options.

(a)                              Option Agreement. Each grant of an Option shall be designated in an Option Agreement between the Grantee and the Company. Each Option shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions that are not inconsistent with this Plan and that the Administrator deems appropriate for inclusion in an Option Agreement. The provisions of the various Option Agreements entered into under this Plan need not to be identical.

(b)                              Conditions of Options. Subject to the terms of this Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares or other consideration) upon settlement of the Option, payment contingencies, service year with Company and satisfaction of any performance KPI. The performance KPI may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified KPI may result in a payment or vesting corresponding to the degree of achievement as specified in the Option Agreement.

(c)                               Acquisitions and Other Transactions. The Administrator may issue Options under this Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(d)                              Separate Programs. The Administrator may establish one or more separate programs under this Plan for the purpose of issuing particular forms of awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(e)                               Term of Option. The term of each Option shall be the term stated in the Option Agreement.

(f)                                Transferability of Options. Subject to the Applicable Laws, Options shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, on the condition that the successors permitted to be transferred Options from Grantee’s shall enter an agreement in written to comply with the terms and conditions set forth in this Plan and Option Agreement. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Except for foresaid circumstances, Grantee shall not assign and transfer, mortgage, and dispose their Options in any ways.

(g)                               Time of Granting Options. The Date of Grant of an Option shall for all purposes be the date on which the Option Agreement is executed between the Company and the Grantee, or such other date as is determined by the Administrator.

7.                                     Option Exercise, Consideration and Withholding Taxes.

(a)                              Exercise Price. Each Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall be determined by the Administrator in its sole discretion. The Exercise Price may be amended or adjusted in the absolute discretion of the Administrator, the determination of which shall be final, binding and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws (including any applicable exchange rules), a downward adjustment of the Exercise Price of the Options mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Grantees.

(b)                              Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of the Options including the method of payment, the timing of payment, shall be determined by the Administrator.

(c)                               Withholding Taxes. No Shares shall be delivered under this Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws. Upon exercise of an Option the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations by any of the following means or by a combination of such means: (i) causing the Grantee to tender a cash payment; (ii) withholding Shares from the Shares issued or otherwise issuable to the Grantee in connection with the Option; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Option as a liability for financial accounting purposes); (ii) withholding cash from an Option settled in cash; (iv) withholding payment from any amounts otherwise payable to the Grantee; or (v) which may be set forth in the Option Agreement.

8.                                     Exercise of Options.

(a)                              Procedure for Exercise; Rights as a Shareholder.

(i)                                     Subject to Applicable Laws, any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of this Plan and specified in the Option Agreement.

(ii)                                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised.

(b)                              Vesting Schedule. Subject to the Grantee’s Continuous Service and other limitations set forth in this Plan and the Option Agreement, the Options may vest in accordance with the following:

(i)                                     Subject to Section 8(b)(ii), the Options shall vest in a four (4)-year period, of which the first twenty-five percent (25%) of the Options shall vest on the expiry date of a twelve (12)-month period following the Date of Grant, and the remaining seventy-five percent (75%) Options shall vest in equal monthly installments over the following three (3) years commencing from the vesting date of the first installment. If the Termination of a Grantee’s Continuous Services occurs during the vesting period, the Administrator may, in its sole discretion, determine whether a proportionate vesting may be permitted for this particular vesting period, depending upon the circumstances of the termination and such determination may be stated in the Vesting Notice.

(ii)                                  The vesting schedule is also subject to the performance KPI as established by the Administrator pursuant to this Plan. The Board of Directors may publish the performance KPI target for each fiscal year at the beginning of the respective fiscal year and review the performance of respective Grantee (as applicable) at the year end and the vesting shall be subject to the satisfaction of the performance KPI. The Administrator may, in its sole discretion, allow partial vesting of each installment of the Options subject to vesting in respect of the particular vesting period, if a Grantee has not fully achieved the performance KPI.

(c)                               Deprivation of Granted Options. Upon the occurrence of any of the events set forth below, the Company may, in its sole discretion and by giving a notice to the Grantee, forfeit up to 80% of the unvested Options as of the date of such notice:

(i)                                     the Grantee is reassigned to a different position at the same level within the Company or any Related Entity with lesser responsibilities;

(ii)                                  the Grantee is demoted to a lower level position within the Company or any Related Entity; or

(iii)                               the Grantee receives the lowest score or classification in his or her performance review based on the performance review ranking system.

(d)                               Exercise of Option Following Termination of Continuous Service.

(i)                                     In the event of termination of a Grantee’s Continuous Service, any Option that is not vested on the date of termination of such Grantee’s Continuous Service shall be immediately terminated, cancelled and forfeited on such date, unless the Administrator determines otherwise.

(ii)                                  If the termination of a Grantee’s Continuous Service is not for Cause (including by reasons of his or her Disability, death, resignation or for any other reason).

(iii)                               subject to Section 8(e) hereof, all the vested Options that become exercisable shall be exercised within ninety (90) days after the cessation of the Continuous Service and the Grantee shall remain bound by this Plan and the agreement of such securities (including the Shareholders Agreement and the Option Agreement), and all of the vested but not exercised Options shall be immediately terminated, cancelled and forfeited on the ninety-first day after the cessation of the Continuous Service unless the Administrator determines otherwise; and (ii) the Company may repurchase or redeem the Shares held by such Grantee at the per share price of the higher of (x) the Fair Market Value or (y) the Exercise Price of such Option. All of the Company’s outstanding redemption rights under this section are assignable by the Company at any time and shall remain in full force and effect in the event of a Change in Control.

(iv)                              If at any time the Grantee’s Continuous Service with the Company or its Related Entities is terminated for Cause, (i) any Option that is vested but not exercised on the date of termination of the Grantee’s Continuous Service shall be immediately terminated, canceled and forfeited on such date, unless the Administrator determines otherwise; and (ii) the Company shall have the right (but not the obligation) to require the Grantee to sell or redeem portion or all of the Shares held by the Grantee at the per share price of the lower of (x) the Fair Market Value or (y) the Exercise Price of such Option (any of the forgoing repurchase, sale or redemption transaction, an “Employee Redemption”). For the avoidance of doubt, if the Company does not elect to effect an Employee Redemption, the Grantee shall remain bound by this Plan and the agreement of such securities (including the Shareholders Agreement and the Option Agreement). All of the Company’s outstanding repurchase rights under this section are assignable by the Company at any time and shall remain in full force and effect in the event of a Change in Control.

(v)                                 Notwithstanding any other provision of this Plan, no Option which has not vested at the time of cessation of Continuous Service shall ever be or become exercisable. No provision of this Section 8 is intended to or shall permit the exercise of an Option to the extent such Option is not exercisable upon cessation of Continuous Service.

(vi)                              Restriction on Exercise. Unless otherwise approved by the Administrator, the Options may not be exercised before the consummation of an IPO or a Corporate Transaction of the Company, and in connection with an IPO of the Company, any sale or transfer of Shares by the Grantee shall be subject to a one-hundred eighty (180)-day lock-up period (as provided in the Option Agreement) and the Company shall retain the right of first refusal with respect to any sale or transfer of Shares by the Grantee.

9.                                     Conditions Upon Issuance of Shares.

(a)                              Shares shall not be issued pursuant to the exercise of the Options unless the exercise of such Options and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The grant of the Option, the Grantee’s ability to exercise the Option and sale of the Shares shall all be contingent upon the Company, a Related Entity or the Grantee obtaining approval from or filing with the competent SAFE authority for the related foreign exchange transaction. The proceeds from the sale of the Shares may have to be repatriated into the PRC.

(b)                              As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and that the exercise of the Option by, and the delivery of Shares to the Grantee complies with all Applicable Laws, including the laws and regulations administered by SAFE.

(c)                               As a condition to the exercise of an Option, the Grantee shall grant a power of attorney to the then current CEO of the Company to exercise the voting rights with respect to the Shares and the Company may require the person exercising such Option to acknowledge and agree to be bound by the provisions of the Shareholders Agreement entered into by and among the Company and the shareholders of the Company from time to time (the “Shareholders Agreement”).

(d)                              As a condition to the exercise of an Option, the Administrator may require the Grantee to appoint and entrust a person or entity as designated by the Administrator to hold the Shares issuable to the Grantee upon exercise of the Option in trust for the Grantee. The Company shall bear all the costs in relation to such entrustment holding.

10.                         Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan, the exercise or purchase price of each such outstanding Option, the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to Options. In the event of a Spin-off Transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Options under this Plan, including but not limited to: (i) adjustments to the number and kind of Shares, the exercise or purchase price per Share and the vesting periods of outstanding Options, (ii) prohibit the exercise of Options during certain periods of time prior to the consummation of the Spin-off Transaction, or (iii) the substitution, exchange or grant of Options to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

11.                              Corporate Transactions and Changes in Control.

(a)                              Termination of Option to the Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Options under this Plan shall terminate. However, all such Options shall not terminate to the extent they are Assumed in connection with the Corporate Transaction as so determined by the Board.

(b)                              Acceleration of Option Upon Corporate Transaction or Change in Control.

(i)                                     Corporate Transaction. Except as provided otherwise in an individual Option Agreement, in the event of a Corporate Transaction, for the Options that are neither Assumed nor Replaced, the Administrator shall determine whether such Options shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Options, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. The Options that are not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii)                                  Change in Control. Except as provided otherwise in an individual Option Agreement, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), the Administrator shall determine whether provision will be made in connection with the Change in Control for an appropriate assumption of the Option theretofore granted under this Plan (which assumption may be effected by means of a payment to each Grantee (by the Company or any other person or entity involved in the Change in Control), in exchange for the cancellation of the Options held by such Grantee, of the difference between the then Fair Market Value of the aggregate number of shares then subject to such Options and the aggregate Exercise Price that would have to be paid to acquire such shares) or for substitution of appropriate new options covering stock of a successor corporation to the Company or stock of an affiliate of such successor corporation. If the Administrator determines that such an assumption or substitution will be made, the Administrator shall further determine whether each Option which is at the time outstanding under this Plan shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Option, provided that the Grantee’s Continuous Service has not terminated prior to such date.

12.                              Plan Term; Early Termination or Suspension of this Plan.

(a)                              Plan Term. This Plan shall become effective upon its adoption by the Board. The Board may at any time amend, suspend or terminate this Plan. Unless terminated sooner by the Board, this Plan will automatically terminate on the day that is the tenth (10th) anniversary of its effective date. No Options may be granted under this Plan when this Plan is suspended or terminated.

(b)                              No Impairment of Rights. No suspension or termination of this Plan (including termination of this Plan under Section 12(a), above) shall adversely affect any rights under Options already granted to a Grantee.

13.                              Reservation of Shares.

(a)                              The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(b)                              The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.                              Drag-Along Events. The Option Agreement shall include a provision whereby in the event of a Drag-Along Event, the Grantees who hold any Shares upon exercise of the Options shall sell, transfer, convey or assign all of their Shares pursuant to, and so as to give effect to, the Drag-Along Event, and each of such Grantees shall grant to the then current CEO of the Company, a power of attorney to transfer his/her Shares and to do and carry out all other acts and to sign all other documents that are necessary or advisable to complete the Drag-Along Event.

15.                              IPO. The Option Agreement shall include a provision whereby in the case of an IPO, the Grantees shall enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company for the purpose of the IPO, and each of such Grantees shall grant to the then current CEO or other authorized officer of the Company a power of attorney to enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company and to do and carry out all the acts and to sign all the documents that are necessary or advisable to complete the IPO.

16.                              Miscellaneous.

(a)                              Use of Proceeds from Sales of Share. Proceeds from the sale of Shares pursuant to the exercise of the Options will constitute general funds of the Company.

(b)                              Shareholder Rights. No Grantee will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Share subject to an Option unless and until

(c)                               (i) such Grantee has satisfied all requirements for exercise of, or the issuance of the Share under, the Option pursuant to its terms, and (ii) the issuance of the Shares subject to the Option has been entered into the books and records of the Company and the register of members of the Company has been accordingly updated.

(d)                              Employment Conditions. In accepting the Option, the Grantee acknowledges that:

(e)                               Any notice period mandated under the Applicable Laws shall not be treated as Continuous Service for the purpose of determining the vesting of the Option; and the Grantee’s right to exercise the Option after termination of Continuous Service, if any, will be measured by the date of termination of the Grantee’s active Continuous Service and will not be extended by any notice period mandated under the Applicable Laws. Subject to the foregoing and the provisions of this Plan, the Company, in its sole discretion, shall determine whether the Grantee’s Continuous Service has terminated and the effective date of such termination.

(f)                                The vesting of the Options shall cease upon the Grantee’s termination of Continuous Service for any reason except as may be explicitly provided by this Plan or the Option Agreement.

(g)                               This Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time.

(h)                              The grant of the Options is voluntary and occasional and does not create any contractual or other right to receive future grants of any Options, or benefits in lieu of the Options, even if the Options have been granted repeatedly in the past.

(i)                                  All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(j)                                 The Grantee’s participation in this Plan shall not create a right to further service with the Company or any Related Entity and shall not interfere with the ability of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause.

(k)                              The Grantee is voluntarily participating in this Plan.

(l)                                  The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(m)                          If the Grantee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Option grant will not be interpreted to form an employment contract with any Related Entity at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

(n)                              The future value of the underlying shares is unknown and cannot be predicted with certainty. If the underlying shares do not increase in value, the Option will have no value. If the Grantee exercises the Option and obtains any Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

(o)                              No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares purchased through exercise of the Option resulting from termination of the Grantee’s Continuous Service (for any reason whether or not in breach of the Applicable Laws) and the Grantee irrevocably releases the Company and each Related Entity from any such claim that may arise.

(p)                              Neither the Company nor any Related Entity is providing any tax, legal or financial advice to the Grantee in connection with the Option, nor is the Company or any Related Entity making any recommendation regarding the Grantee’s participation in this Plan or the Grantee’s acquisition or sale of the underlying Shares of the Options.

(q)                              Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, the Options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

(r)                                 Unfunded Obligation. Any amounts payable to Grantees pursuant to this Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to this Plan.

(s)                                Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

(t)                                 Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Grantee has access).

17.                              Governing Law; Arbitration.

(a)                              Governing Law. The laws of Hong Kong will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to any conflict of laws rules.

(b)                              Dispute Resolution. All and any of the disputes arising from and in connection with this Agreement shall be referred to Hong Kong International Arbitration Center (“HKIAC”) for binding arbitration in Hong Kong by a sole arbitrator in accordance with the rules then in effect of the HKIAC. The parties shall jointly select the sole arbitrator. If the parties fail to reach an agreement on the arbitrator, such an arbitrator shall be appointed by the Secretary-General of HKIAC. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any competent court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses, provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees.

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